Exhibit 1.01

PROTO LABS, INC.
CONFLICT MINERALS REPORT
For the reporting period from January 1, 2025 to December 31, 2025

This Conflict Minerals Report (this “Report”) of Proto Labs, Inc. (the “Company,” “we,” “us” or “our”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period from January 1, 2025 to December 31, 2025.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals, which we collectively refer to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, or their derivatives, which are limited to tantalum, tin and tungsten. The “Covered Countries” for the purposes of the Rule are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola. As described in this Report, the Company manufactures certain products for which the Conflict Minerals are necessary to the functionality or production of those products.

Proto Labs, Inc. Overview

Proto Labs, Inc. is the world's fastest manufacturing service enabling companies across every industry to streamline production of quality parts throughout the entire product life cycle. From custom prototyping to end-use production, we support product developers, engineers, and supply chain teams along every phase of their manufacturing journey. We utilize injection molding, computer numerical control machining, 3D printing and sheet metal fabrication to manufacture custom parts for our customers. Our technology-enabled digital engineering and manufacturing applications enable us to produce commercial-grade prototype and production plastic, metal, and liquid silicone rubber parts in as fast as one day. A very limited number of the metal materials we offer for production of parts have been identified as containing Conflict Minerals (the “Covered Products”).

We have established management systems to support the execution of our Conflict Minerals program and ensure it operates effectively and is sustainable into the future. We have adopted a policy affirming our commitment to conducting business fairly and ethically with respect for human rights and in compliance with applicable laws and regulations, including the Rule, which is available on our website (the “Conflict Minerals Policy”). Our policy also affirms our support for the responsible sourcing of Conflict Minerals through our global supply chain, and states that we are actively and diligently working with our global supply chain partners to determine the origin of any Conflict Minerals they may supply to us, and that we will continue to work with them toward the goal of providing greater supply chain transparency and responsible sourcing. In addition to establishing the Conflict Minerals Policy, we have assembled a cross-functional team to implement and oversee our Conflict Minerals compliance program. We have a process in place to engage our suppliers to educate them about the Rule and request information from them regarding Conflict Minerals, and to collect, analyze and retain any such information received from them.

Reasonable Country of Origin Inquiry

We do not directly source Conflict Minerals. Instead, we purchase raw materials from third-party suppliers that are multiple layers removed from the smelters and refiners of the Conflict Minerals that are in the raw materials ultimately supplied to us. We must therefore rely on our suppliers to provide information regarding the origin of Conflict Minerals that are included in such materials.

For the calendar year 2025 reporting period, we worked with a third-party provider of conflict minerals validation services to assist us in our good faith reasonable country of origin inquiry regarding the Conflict Minerals contained in the products we manufacture. We evaluated the products we manufactured for our customers and determined that certain products manufactured during calendar year 2025 were manufactured with raw materials that may contain Conflict Minerals that are necessary to the functionality or production of those products. We identified 150 suppliers of those raw materials, and surveyed each of them using the Conflict Minerals Reporting Template (the "CMRT”) developed by the Responsible Minerals Initiative (the “RMI”). We requested that these suppliers make similar inquiries of their suppliers and sub-suppliers until the smelters and refiners of any Conflict Minerals in the raw materials supplied to us could be identified and compared to the smelters and refiners lists developed and maintained by the RMI.

Due Diligence

Due Diligence Design and Framework

Because we could not determine that all the Conflict Minerals in the Covered Products did not originate in a Covered Country or originated from recycled or scrap sources based on the responses to the CMRTs, we exercised due diligence on the source and chain of custody of the Conflict Minerals. The Company’s due diligence measures have been designed to conform to the five-step framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Third Edition, including the related supplements on gold, tin, tantalum and tungsten.

Due Diligence Measures Performed

The objective of the due diligence performed was to determine the source and chain of custody of the Conflict Minerals contained in the Covered Products and to determine whether any of those Conflict Minerals are associated with armed groups in the Covered Countries. For the Covered Products manufactured during the calendar year ended December 31, 2025, the Company’s Operations, Compliance and Finance Departments were involved in the due diligence process.

As part of our due diligence, we reviewed supplier responses to each CMRT and followed up with suppliers who did not provide us with a timely response by escalating communication with unresponsive suppliers to the stakeholders in charge of the business relationship via both automated email and personalized email, including offering assistance and further information on how to complete the survey. In reviewing supplier responses, we challenged responses that did not respond on a product level and compared the information reported on the CMRTs to our knowledge of the composition of the materials contained in the Covered Products. We also followed-up on responses to try to get smelters and refiners information so that we could independently verify the information reported on each CMRT. If a supplier identified smelters or refiners in a CMRT, we also screened those smelters and refiners with a screening software to alert us if any materials or components provided to us may have originated in any country that may be subject to sanctions or other various government watchlists related to human rights violations or if any of the smelters or refiners identified are subject to sanctions or may be on other various government watchlists related to human rights violations. If we identity any potential economic sanctions risk as part of this screening process, then we work with the relevant suppliers to evaluate and remediate such risks in a manner consistent with applicable sanctions-program requirements.

Due Diligence Results

Of the suppliers surveyed that returned to us a completed CMRT, we were able to identify 153 smelters and refiners that may have processed Conflict Minerals in materials supplied to us for our Covered Products for 2025. Those smelters and refiners identified by the Company’s suppliers are listed on Annex I below; however, as noted in the introduction to Annex I, this list may be overinclusive given that a few of our suppliers did not report on a product level. 112 of the 153 smelters and refiners reported that the Conflict Minerals in the materials supplied to us for our Covered Products either 1) do not come from the Covered Countries or 2) are conformant to the RMI assurance process for conflict free sourcing. Seventeen of the smelters and refiners are listed as nonconformant, four of the smelters and refiners are listed as active, and twenty of the smelters and refiners are listed as not enrolled. For the 153 smelters and refiners identified by our suppliers that returned a survey, we were not able to identify country of origin data for 23 of those smelters and refiners. Based on the due diligence procedures described above, we are filing this Report as we do not believe the information received from our suppliers and our additional due diligence efforts for calendar year 2025 are sufficient to determine the exact country of origin of the Conflict Minerals in our Covered Products. We are continuing to work with our suppliers to monitor risks in our supply chain to ensure compliance with our Conflict Minerals Policy.

Future Steps to Mitigate Risk

The Company expects to take the following steps, among others, to continue to improve its due diligence measures and to further mitigate the risk that any Conflict Minerals necessary to the functionality of any of the Company’s products finance or benefit armed groups in the Covered Countries: continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain; encouraging suppliers to implement responsible sourcing and to have them encourage smelters and refiners to obtain a “conflict-free” designation from an independent, third-party auditor; and engaging in industry initiatives encouraging “conflict-free” supply chains.

 Annex I

The below list of Smelters or Refiners (“SORs”) were identified to the Company by our suppliers as following the RMI protocols for the reporting period from January 1, 2025 to December 31, 2025, with the RMAP Audit Status confirmed as of April 24, 2026. The Company is typically many tiers in the supply chain removed from SORs, and our direct suppliers have not traced materials supplied to us back to individual SORs. Many of our suppliers provided information to the Company on all SORs identified to them by their suppliers, and have not been able to confirm that Conflict Minerals processed by these SORs have been used in the products they have supplied us because they did not provide their CMRT at the product level. Therefore, it is possible that the list contains SORs not used to process Conflict Minerals contained in our products.

Annex I
Smelters and Refiners

Metal	Smelter or Refiner Name	Location (Country)	RMAP Audit Status
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	Conformant
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	Conformant
Tantalum	AMG Brasil	Brazil	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	Conformant
Tantalum	NPM Silmet AS	Estonia	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	Taki Chemical Co., Ltd.	Japan	Conformant
Tantalum	Telex Metals	United States Of America	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Conformant
Tantalum	D Block Metals, LLC	United States Of America	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Conformant
Tantalum	KEMET de Mexico	Mexico	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	Conformant
Tantalum	TANIOBIS GmbH	Germany	Conformant
Tantalum	Materion Newton Inc.	United States Of America	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tantalum	Global Advanced Metals Boyertown	United States Of America	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	Conformant
Tantalum	5D Production OU	Estonia	Outreach Required
Tantalum	PowerX Ltd.	Rwanda	Conformant
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China	Active
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tin	Mineracao Taboca S.A.	Brazil	Conformant
Tin	Minsur	Peru	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	Conformant
Tin	Thaisarco	Thailand	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	Conformant
Tin	Aurubis Beerse	Belgium	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	Conformant

Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Conformant
Tin	Alpha Assembly Solutions Inc	United States Of America	Conformant
Tin	PT Premium Tin Indonesia	Indonesia	Conformant
Tin	Dowa	Japan	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	Conformant
Tin	Fenix Metals	Poland	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	Conformant
Tin	China Tin Group Co., Ltd.	China	Conformant
Tin	Metallic Resources, Inc.	United States Of America	Conformant
Tin	Mitsubishi Materials Corporation	Japan	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Conformant
Tin	PT Mitra Stania Prima	Indonesia	Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	Conformant
Tin	PT Rajehan Ariq	Indonesia	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	Conformant
Tin	Resind Industria e Comercio Ltda.	Brazil	Conformant
Tin	Aurubis Berango	Spain	Conformant
Tin	PT Bangka Prima Tin	Indonesia	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Conformant
Tin	Tin Technology & Refining	United States Of America	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	Active
Tin	CRM Synergies	Spain	Conformant
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	Conformant
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	Conformant
Tin	PT Aries Kencana Sejahtera	Indonesia	In Communication
Tin	Dongguan Best Alloys Co., Ltd.	China	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	Active
Tin	PT Artha Cipta Langgeng	Indonesia	Active
Tin	PT Prima Timah Utama	Indonesia	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Non Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	Non Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	Non Conformant
Tin	CV Ayi Jaya	Indonesia	Conformant
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	Non Conformant
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	Outreach Required
Tin	Super Ligas	Brazil	Conformant
Tin	Modeltech Sdn Bhd	Malaysia	Non Conformant
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	Non Conformant
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	Non Conformant
Tin	Precious Minerals and Smelting Limited	India	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	Outreach Required
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	Conformant

Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	Conformant
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	Conformant
Tin	PT Mitra Graha Raya	Indonesia	In Communication
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India	Outreach Required
Tin	Woodcross Smelting Company Limited	Uganda	Conformant
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	Conformant
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China	Outreach Required
Tin	P Kay Metal, Inc	United States Of America	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	Non Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	Non Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tin	VQB Mineral and Trading Group JSC	Viet Nam	Outreach Required
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	Outreach Required
Tungsten	A.L.M.T. Corp.	Japan	Conformant
Tungsten	Kennametal Huntsville	United States Of America	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	Conformant
Tungsten	Kennametal Fallon	United States Of America	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	Communication Suspended - Not Interested
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Non Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	Non Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	Conformant
Tungsten	Niagara Refining LLC	United States Of America	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Hubei Green Tungsten Co., Ltd.	China	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	Non Conformant
Tungsten	Cronimet Brasil Ltda	Brazil	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	Non Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	Conformant

Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	Outreach Required
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	Conformant
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	Conformant
Tungsten	Philippine Carreytech Metal Corp.	Philippines	Non Conformant
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Viet Nam	Conformant
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	Non Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	Unecha Refractory metals plant	Russian Federation	Non Conformant
Tungsten	Moliren Ltd.	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 2	Russian Federation	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	RMI Due Diligence Review - Unable to Proceed

Annex II
List of countries of origin of Conflict Minerals

Andorra
Angola
Argentina
Australia
Austria
Belarus
Belgium
Bolivia (Plurinational State of)
Brazil
Burundi
Cambodia
Canada
Central African Republic
Chile
China
Colombia
Congo
Democratic Republic of Congo
Djibouti
Ecuador
Egypt
El Salvador
Eritrea
Estonia
Ethiopia
France
Germany
Guinea
Guyana
Hong Kong
Hungary
India
Indonesia
Ireland
Israel
Japan
Jersey
Kazakhstan
Korea
Liechtenstein
Luxembourg
Madagascar
Malaysia
Mali
Mexico
Mongolia
Morocco
Mozambique

Myanmar
Namibia
Netherlands
Niger
Nigeria
Panama
Papua New Guinea
Peru
Philippines
Poland
Portugal
Russian Federation
Rwanda
Saudi Arabia
Sierra Leone
Singapore
Slovakia
South Africa
South Sudan
Spain
Sudan
Suriname
Sweden
Switzerland
Taiwan
Tanzania
Thailand
Turkey
Uganda
United Arab Emirates
United Kingdom
United States
Uzbekistan
Viet Nam
Zambia
Zimbabwe